SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SALEM COMMUNICATIONS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4880 Santa Rosa Road

Camarillo, CA 93012

(805) 987-0400

April 26, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Salem Communications Corporation (“Salem”). The Annual Meeting is scheduled to be held on Thursday, June 10, 2004, at the Hyatt Westlake Plaza, 880 South Westlake Boulevard, Westlake Village, California, at 9:30 a.m. local time. As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, the agenda for the Annual Meeting includes:

(1)	the annual election of all eight Salem directors, and

(2)	a proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for 2004.

The board of directors recommends that you vote FOR the election of the slate of director nominees and FOR ratification of appointment of the recommended independent auditors. Please refer to the Proxy Statement for detailed information on each of the proposals. Directors and executive officers of Salem will be present at the Annual Meeting to respond to questions that our stockholders may have regarding the business to be transacted.

We urge you to vote your proxy as soon as possible. Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting in person, we urge you to sign, date and return the enclosed proxy card promptly in the accompanying postage prepaid envelope. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

On behalf of the board of directors and all of the employees of Salem, we wish to thank you for your support.

Sincerely yours,

STUART W. EPPERSON

Chairman of the Board

EDWARD G. ATSINGER III

President and Chief Executive Officer

If you have any questions concerning the Proxy Statement or the accompanying proxy card, or if you need any help in voting your shares, please telephone Jonathan L. Block of Salem at (805) 987-0400.

PLEASE SIGN, DATE AND RETURN

THE ENCLOSED PROXY CARD TODAY.

4880 Santa Rosa Road

Camarillo, CA 93012

(805) 987-0400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 10, 2004

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Salem Communications Corporation (“Salem”) will be held on Thursday, June 10, 2004, at the Hyatt Westlake Plaza, 880 South Westlake Boulevard, Westlake Village, California, at 9:30 a.m. local time, subject to adjournment or postponement by the board of directors, for the following purposes:

1.	To elect eight persons to the board of directors to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as Salem’s independent auditors for the fiscal year ending December 31, 2004; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only holders of record of Salem’s Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, on April 16, 2004, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of such stockholders will be available for examination by any stockholder at the time and place of the Annual Meeting.

Holders of a majority of the voting power of the outstanding shares of the Class A common stock and of the Class B common stock must be present in person or by proxy in order for the Annual Meeting to be held. Therefore, we urge you to date, sign and return the accompanying proxy card in the enclosed postage prepaid envelope whether or not you expect to attend the Annual Meeting in person. If you attend the Annual Meeting and wish to vote your shares personally, you may do so by validly revoking your proxy as described below.

Prior to the voting thereof, a proxy may be revoked by the person executing such proxy by: (i) filing with the Secretary of Salem, prior to the commencement of the Annual Meeting, either a duly executed written notice dated subsequent to such proxy revoking the same or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person.

If you plan to attend the Annual Meeting, we would appreciate your response by indicating so at the appropriate box on the enclosed proxy card.

By order of the board of directors

JONATHAN L. BLOCK

Secretary

Camarillo, California

April 26, 2004

YOUR VOTE IS IMPORTANT.

TO VOTE YOUR SHARES, PLEASE SIGN AND DATE THE ENCLOSED PROXY

CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

i

ii

SALEM COMMUNICATIONS CORPORATION

4880 Santa Rosa Road

Camarillo, CA 93012

(805) 987-0400

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 10, 2004

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the board of directors (the “board” or the “board of directors”) of Salem Communications Corporation, a Delaware corporation (“Salem” or the “company”), of proxies for use at the 2004 Annual Meeting of Stockholders of the company (the “Annual Meeting”) scheduled to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is April 26, 2004.

INFORMATION REGARDING VOTING AT THE ANNUAL MEETING

General

At the Annual Meeting, the stockholders of the company are being asked to consider and to vote upon the following proposals:

Proposal 1	The election of the eight directors nominated by the company’s board of directors to serve until the annual meeting of stockholders to be held in the year 2005 or until their respective successors are duly elected and qualified.

Proposal 2	To ratify the selection of Ernst & Young LLP as Salem’s independent auditors for the fiscal year ending December 31, 2004.

For information regarding these proposals, see the sections of this Proxy Statement entitled “PROPOSAL 1—ELECTION OF DIRECTORS,” and “PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.” Shares represented by properly executed proxies received by the company will be voted at the Annual Meeting in the manner specified therein or, if no instructions are marked on the enclosed proxy card, FOR each of the director nominees identified on such proxy card for such directors, and FOR ratification of appointment of the independent auditors, as the holder of such shares is entitled to vote. Although management does not know of any matter other than the two proposals described above to be acted upon at the Annual Meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in accordance with their respective best judgment in respect of any other matters that may properly be presented for a vote at the Annual Meeting.

Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by: (i) filing with the Secretary of Salem, prior to the commencement of the Annual Meeting, either a duly executed written notice dated subsequent to such proxy revoking the same or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person.

The mailing address of the principal executive offices of the company is 4880 Santa Rosa Road, Camarillo, California 93012, and its telephone number is (805) 987-0400.

Record Date, Quorum and Voting

Only stockholders of record on April 16, 2004 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting. There were outstanding on the Record Date 17,990,417 shares of Class A common stock, par value $0.01 per share (“Class A common stock”), and 5,553,696 shares of Class B common stock, par value $0.01 per share (“Class B common stock”), of the company (the Class A common stock and the Class B common stock are collectively referred to as the “common stock”). Each share of outstanding Class A common stock is entitled to one vote on each matter to be voted on at the Annual Meeting and each share of outstanding Class B common stock is entitled to ten votes on each matter to be voted on at the Annual Meeting, except that, as provided in the company’s Amended and Restated Certificate of Incorporation, the holders of Class A common stock shall be entitled to vote as a class, exclusive of the holders of the Class B common stock, to elect two “Independent Directors.” The two Independent Directors shall be elected by a plurality of the votes of the shares of Class A common stock present in person or represented by proxy and entitled to vote on the election of the Independent Directors; the remaining six directors will be elected by a plurality of the votes of the shares of Class A common stock and Class B common stock present in person or represented by proxy and entitled to vote on the election of such directors. For information regarding the election of the Independent Directors, see the section of this Proxy Statement entitled “PROPOSAL 1—ELECTION OF DIRECTORS.”

The presence, in person or by proxy, of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Under Delaware law and the company’s Amended and Restated Certificate of Incorporation and Bylaws, abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. With regard to the election of directors and the proposal to ratify the appointment of our independent auditors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders other than the election of directors, thus having the effect of a negative vote, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Any stockholder proposals that properly come before the Annual Meeting require, in general, the affirmative vote of a majority of the voting power of the shares of Class A common stock and Class B common stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the subject matter.

Solicitation

The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will be paid by the company. Following the mailing of this Proxy Statement, directors, officers and other employees of the company may solicit proxies by mail, telephone, facsimile or other electronic means or by personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Class A common stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the company for their reasonable charges and expenses in connection therewith.

Householding

With regard to the delivery of Annual Reports and Proxy Statements, under certain circumstances the Securities and Exchange Commission (“SEC”) permits a single set of such documents to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder, however, still receives a separate proxy card. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces mailing and printing costs as well. A number of banks, brokers and other firms have instituted householding and have previously sent a notice to that effect to certain of the company’s stockholders whose shares are registered in the name of such bank, broker or other firm. As a result, unless the stockholders receiving such notice gave contrary instructions, only one Annual Report and/or Proxy Statement, as applicable, will be mailed to an address at which two or more stockholders reside. If any stockholder residing at such an address wishes to receive a separate Annual Report or Proxy Statement in the future, such stockholder should telephone toll-free 1-800-542-1061. In addition, if any stockholder who previously consented to householding desires to receive a separate copy of a Proxy Statement or Annual Report, as applicable, for each stockholder at his or her same address, such stockholder should contact his or her bank, broker or other firm in whose name the shares are registered or contact the company at the address or telephone number listed on page of this Proxy Statement.

THE BOARD OF DIRECTORS

The following table sets forth certain information as of April 26, 2004, except where otherwise indicated, with respect to the directors of the company. Each of the directors of the company serves a one-year term and all directors are subject to re-election at each annual meeting of stockholders.

Name of Director	Age	First Became Director of Company	Position Held with the Company
Stuart W. Epperson	67	1986	Chairman of the Board
Edward G. Atsinger III	64	1986	President, Chief Executive Officer and Director
David Davenport	53	2001	Director
Eric H. Halvorson	55	1988	Director
Roland S. Hinz	65	1997	Director
Donald P. Hodel	68	1999	Director
Judge Paul Pressler	73	2002	Director
Richard A. Riddle	59	1997	Director

Set forth below is certain information concerning the principal occupation and business experience of each of the directors during the past five years and other relevant experience.

Stuart W. Epperson

Mr. Epperson has been Chairman of Salem since its inception. He is also a director of Salem Communications Holding Corporation, a wholly-owned subsidiary of Salem. Mr. Epperson has been engaged in the ownership and operation of radio stations since 1961. In addition, he is a member of the board of directors of the National Religious Broadcasters. Mr. Epperson is married to Nancy A. Epperson who is Mr. Atsinger’s sister.

Edward G. Atsinger III

Mr. Atsinger has been President, Chief Executive Officer and a director of Salem and a director of each of Salem’s subsidiaries since their inception. He has been engaged in the ownership and operation of radio stations since 1969. Mr. Atsinger has been a member of the board of directors of the National Religious Broadcasters for a number of years; he was re-elected to a three-year term on that board in February 2004. Mr. Atsinger is also a member of the board of directors of Truth For Life, an non-profit corporation that is a customer of the company. Mr. Atsinger is the brother-in-law of Mr. Epperson.

David Davenport

Mr. Davenport has been a director of Salem since November 2001. Mr. Davenport is a distinguished professor of public policy and law at Pepperdine University and has served in that position since August 2003. He is also a research fellow at the Hoover Institution and has served in that position since August 2001. Mr. Davenport was the Chief Executive Officer of Starwire Corporation, a software service company formerly known as Christianity.com, from June 2000 to June 2001. Mr. Davenport served as President of Pepperdine University from 1985 to 2000. From 1980 through 1985, he served as a Professor of Law, General Counsel, and Executive Vice President of the University. Mr. Davenport currently serves on the governing and advisory boards of Hope Network Ministries, Forest Lawn Memorial Parks Association and National Legal Center for the Public Interest. He also serves on advisory boards of Clark/Bardes, Inc. and Inside Track. Mr. Davenport also serves on the board of directors of Ameron International Corporation.

Eric H. Halvorson

Mr. Halvorson has been a director of Salem since 1988. Mr. Halvorson is currently the President and Chief Executive Officer of The Thomas Kincade Company (formerly Media Arts Group, Inc.) and has served in these positions since 2003. Mr. Halvorson was a Visiting Professor at Pepperdine University from 2000 to 2003. Mr. Halvorson was Chief Operating Officer of Salem from 1995 to 2000 and Executive Vice President of the company from 1991 to 2000. From 1991 to 2000, Mr. Halvorson also served as General Counsel to the company. Mr. Halvorson was the managing partner of the law firm of Godfrey & Kahn, S.C.-Green Bay from 1988 until 1991. From 1985 to 1988, he was Vice President and General Counsel of Salem. From 1976 until 1985, he was an associate and then a partner of Godfrey & Kahn, S.C.-Milwaukee. Mr. Halvorson was a Certified Public Accountant with Arthur Andersen & Co. from 1971 to 1973. Mr. Halvorson is currently a member of the board of directors of Intuitive Surgical, Inc.

Roland S. Hinz

Mr. Hinz has been a director of Salem since September 1997. Mr. Hinz has been the owner, President and Editor-in-Chief of Hi-Torque Publishing Company, a publisher of magazines covering the motorcycling and biking industries, since 1982. Mr. Hinz is also the managing member of Hi-Favor Broadcasting, LLC, the licensee of radio station KLTX-AM, Long Beach, California, and KEZY-AM, San Bernardino, California (which were acquired from Salem in August 2000 and December 2001, respectively), and radio station KSDO-AM, San Diego, California. Mr. Hinz also serves on the board of directors of the Association of Community Education, Inc., a not-for-profit corporation operating radio station KLTX-AM, Long Beach, California, and KEZY-AM, San Bernardino, California. Mr. Hinz also serves on the board of directors of Truth for Life, non-profit organization that is a customer of the company.

Donald P. Hodel

Mr. Hodel has been a director of Salem since May 1999. Mr. Hodel is a founder and has been the Managing Director of Summit Group International, Ltd., an energy and natural resources consulting firm, since 1989. He has served as Vice Chairman of Texon Corporation, an oil and natural gas marketing company, since 1994. On May 15, 2003, Mr. Hodel became President and Chief Executive Officer of Focus on the Family, a non-profit organization that is a customer of the company. Mr. Hodel has served on the board of directors of Focus on the Family intermittently since 1995. Previously, Mr. Hodel served as Executive Vice President of Focus on the Family from January 1996 to August 1996. In addition to serving as a director of Focus on the Family, Mr. Hodel currently serves on the boards of directors of Integrated Electrical Services, Inc., the North American Electric Reliability Council and Eagle Publishing, Inc., and has previously served on the boards of a number of public companies. Mr. Hodel served as President of the Christian Coalition from June 1997 to January 1999. During the Reagan Administration, Mr. Hodel served as Secretary of Energy and Secretary of the Interior.

Judge Paul Pressler

Judge Pressler has been a director of Salem since March 2002, and is also a board member of the Free Market Foundation and KHCB Network, a non-profit corporation which owns Christian radio stations in Texas and Louisiana, and a board member of National Religious Broadcasters. He has been an active leader in the Southern Baptist Convention. Additionally, he is a member of the Texas Philosophical Society, the General Counsel of the Baptist World Alliance, and a member of the State Republican Executive Committee of Texas. Since 2000, Judge Pressler has been a partner in the law firm of Woodfill & Pressler, a director of Revelation, Inc., and has been in private mediation practice for several years as well. A retired justice of the Texas Court of Appeals, Judge Pressler was appointed Justice of the Texas Court of Appeals in 1978, serving until 1992. Judge Pressler also served as District Judge from 1970 to 1978. From 1958 to 1970, he was associated with the law firm of Vinson & Elkins.

Richard A. Riddle

Mr. Riddle has been a director of Salem since September 1997. Mr. Riddle is an independent businessman specializing in providing financial assistance and consulting to individuals and manufacturing companies. Since 1991, he has been the President of Richray Industries, a holding company for various manufacturing companies. He was President and a majority stockholder of I. L. Walker Company from 1988 to 1997 when that company was sold. He also was Chief Operating Officer and a major stockholder of Richter Manufacturing Corp. from 1970 to 1987.

Director Independence and Executive Sessions

In March 2004, the company’s board of directors evaluated the independence of each of Salem’s directors pursuant to standards set forth in the listing regulations of the National Association of Securities Dealers, Inc., as approved by the Securities and Exchanges Commission (“NASDAQ Rules”). During this review, the board of directors considered various transactions and relationships among directors (and their affiliates or family members), members of the company’s senior management, affiliates and subsidiaries of the company and certain other parties that occurred during the past three fiscal years. This review was conducted to determine whether, under the NASDAQ Rules, any such relationships or transactions would affect the board of directors’ determination as to each director’s independence from management.

Upon conclusion of this review, the board of directors determined that, of the directors nominated for election at the Annual Meeting, a majority of the board (comprised of Messrs. Davenport, Hinz, Hodel, Pressler and Riddle) is independent of Salem and its senior management as required by the NASDAQ Rules.

The NASDAQ Rules also require that independent members of the board of directors meet periodically in executive sessions during which only independent directors are present. The company’s independent directors have met separately in such executive sessions and in the future will regularly meet in executive sessions as required by the NASDAQ Rules.

Committees of the Board of Directors

The company’s board of directors has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table lists the members and chairman of each of these committees:

COMMITTEE MEMBERSHIP

Name	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Stuart W. Epperson
Edward G. Atsinger III
David Davenport	X		X	X
Eric H. Halvorson		X
Roland S. Hinz	X		C	X
Donald P. Hodel	X	X		X
Judge Paul Pressler	X			C
Richard A. Riddle	X	C	X	X

X	= Current member of committee.
C	= Current member and chairman of the committee

Audit Committee

The Audit Committee currently consists of Messrs. Riddle (Chairman), Halvorson and Hodel. The board of directors has determined that Mr. Riddle, the Audit Committee Chairperson, is independent under the NASDAQ Rules and qualifies as an “audit committee financial expert,” as defined and required by applicable SEC rules and regulations.

The Audit Committee met five times in 2003 and operates under a written charter adopted by the board of directors, a copy of which was attached as appendix A to the company’s Proxy Statement filed with the SEC on April 29, 2003. This charter is also available on Salem’s Internet website (www.salem.cc) and a copy of the charter may be obtained upon written request from the Secretary of the company. Any information found on the company’s website is not a part of, or incorporated by reference into, this or any other report of the company filed with, or furnished to, the SEC.

The Audit Committee’s responsibilities are generally to assist the board in fulfilling its legal and fiduciary responsibilities relating to accounting, audit and reporting policies and practices of the company and its subsidiaries. The Audit Committee also, among other things, oversees the company’s financial reporting process, recommends to the board of directors the engagement of the company’s independent auditors, approves the fees for the independent auditors, monitors and reviews the quality, activities and functions of its independent auditors, and monitors the adequacy of the company’s operating and internal controls and procedures as reported by management and internal auditors. The Audit Committee Report set forth later in this Proxy Statement provides additional details about the duties and activities of this committee.

All members of the Audit Committee, except Eric H. Halvorson, have been determined by the board to be independent under the NASDAQ Rules. Mr. Halvorson formerly served with the company in several capacities, including as its Chief Operating Officer for five years and its General Counsel for 12 years. He resigned from the company in 2000, but continued to render legal services to the company thereafter pursuant to an independent contractor agreement. Mr. Halvorson ceased providing such services to the company in 2002.

Mr. Halvorson could not be determined by the board to be “independent” because, in 2002, he received more than $60,000 in total compensation from the company in connection with consulting services provided by

Mr. Halvorson under the independent contractor agreement. This consulting arrangement was terminated in 2002 and Mr. Halvorson did not perform any consulting services for the company in 2003. The company believes that Mr. Halvorson will be eligible to be determined by the board as “independent” under the NASDAQ Rules in January 2006.

The company’s board of directors initially determined that the addition of Mr. Halvorson to the Audit Committee as of November 15, 2001, was required in the best interests of the company and its stockholders because of his extensive industry and professional expertise. In March 2004, the board of directors determined that the continued membership of Mr. Halvorson on the Audit Committee remains in the best interests of the company and complies with applicable NASDAQ Rules permitting the appointment of one non-independent director to the Audit Committee in exceptional and limited circumstances.

Compensation Committee

The Compensation Committee currently consists of Messrs. Hinz (Chairman), Davenport and Riddle. The Compensation Committee is authorized to review and approve compensation, including non-cash benefits, and severance arrangements for the company’s senior officers and employees and to recommend to the board salaries, remuneration and other forms of additional compensation and benefits as it deems necessary. The Compensation Committee also administers the company’s 1999 Stock Incentive Plan. The Compensation Committee Report set forth later in this Proxy Statement provides additional details concerning the committee’s determination of compensation for the company’s senior management.

The Compensation Committee held four meetings in 2003. The Compensation Committee meets at least twice annually and at additional times as are necessary or advisable to fulfill all of its duties and responsibilities.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. Pressler (Chairman), Davenport, Hinz, Hodel and Riddle, each of whom is independent under the NASDAQ Rules. This committee was established as a standing committee by the board in March 2004 and, to date, has not yet held a formal meeting. The board has directed this committee to meet at least twice annually and at additional times as are necessary or advisable to fulfill all of its duties and responsibilities.

The board of directors has adopted a written charter for the Nominating and Corporate Governance Committee. This charter is available on Salem’s Internet website (www.salem.cc) and a copy of the charter may be obtained upon written request from the Secretary of the company. Any information found on the company’s website is not a part of, or incorporated by reference into, this or any other report of the company filed with, or furnished to, the SEC.

The Nominating and Corporate Governance Committee is authorized to: (i) develop and recommend a set of corporate governance standards to the board of directors for adoption and implementation, (ii) identify individuals qualified to become members of the board of directors, (iii) recommend that director nominees be elected at the company’s next annual meeting of stockholders, (iv) recommend nominees to serve on each standing committee of the board of directors, (v) lead in the annual review of board performance and evaluation of the board’s effectiveness, (vi) ensure that succession planning takes place for the position of Chief Executive Officer and other key company senior management positions, and (vii) analyze, review and, where appropriate, approve all related party transactions to which the company or its subsidiaries or affiliates are a party, all in accordance with applicable rules and regulations.

To qualify as a nominee for service on the board of directors, a candidate must have sufficient time and resources available to successfully carry out the duties required of a Salem board member. The committee desires to attract and retain highly qualified directors who will diligently execute their responsibilities and enhance their knowledge of the company’s core businesses.

The Nominating and Corporate Governance Committee implements Salem’s policy regarding shareholder nominations by considering nominees for director positions that are made by the company’s stockholders. Any stockholder desiring to make such a nomination must submit in writing the name(s) of the recommended nominees to the Secretary of the company at least 90 days before the annual meeting of stockholders. The written submission must also contain biographical information about the proposed nominee, a description of the nominee’s qualifications to serve as a member of the board of directors, and evidence of the nominee’s valid consent to serve as a director of the company if nominated and duly elected.

The company’s directors provide oversight of Salem’s management and play a key role in shaping the strategic direction of the company. Consistent with the Company’s Nominating and Corporate Governance Charter, the Committee considers various criteria in Board candidates, including, among others, independence, character, judgment and business experience, as well as their appreciation of the Company’s core purpose, core values, and whether they have time available to devote to Board activities. The Committee also considers whether a potential nominee would satisfy:

1.	NASDAQ’s criteria of director “independence”; and

2.	The SEC’s definition of “audit committee financial expert”.

Whenever a vacancy exists on the Board due to expansion of the Board’s size or the resignation or retirement of an existing director, the Committee will identify and evaluate potential director nominees. The Committee considers recommendations of management, stockholders and others. The Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including approving its fees and other retention terms.

Director candidates are evaluated using the criteria described above and in light of the then-existing composition of the Board, including its overall size, structure, backgrounds and areas of expertise of existing directors and the relative mix of independent and management directors. The Committee also considers the specific needs of the various Board committees. The Committee recommends potential director nominees to the full Board, and final approval of a candidate for nomination is determined by the full Board. This evaluation process is the same for director nominees who are recommended by our stockholders.

The Committee did not receive any recommendations from stockholders proposing candidate(s) for election at the 2004 Annual Meeting. None of the directors serving on the Audit Committee, the Compensation Committee, or the Nominating and Corporate Governance Committee are employees of the company.

Board Meetings and Director Attendance at 2003 Annual Stockholder’s Meeting

The full board of directors held five meetings in 2003. During 2003, each of the company’s incumbent directors attended all of the meetings of the full board of directors and all meetings of the committees of the board of directors on which they served. The company encourages, but does not require, that each director attend the annual meeting of stockholders. In 2003, each of the company’s incumbent directors except Mr. Riddle attended the annual meeting of stockholders.

Compensation of Directors

Directors’ Fees.    Officers of Salem who also serve as directors do not receive compensation for their services as directors, other than the compensation they receive as officers of Salem. In 2003, directors of Salem who are not also officers or employees of Salem received $5,000 for attending each regular or special meeting of the board of directors and $1,000 for attending each regular or special meeting of any committee of the board of directors. Directors of Salem are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at board and committee meetings.

Stock Option Grants.    In return for their service, directors of Salem who are not also officers or employees of Salem were each granted options to purchase 2,500 shares of Salem’s Class A common stock on September 11, 2003. All of these options vest after one year.

Employment and Consulting Agreements.    Messrs. Atsinger and Epperson are employed as officers of Salem pursuant to Employment Agreements. Mr. Halvorson was employed by Salem as a consultant pursuant to a Consulting Agreement that was terminated in 2002. For more information regarding the Employment Agreements, see “EXECUTIVE COMPENSATION AND OTHER INFORMATION—Employment Agreements.” For more information regarding the Consulting Agreement, see “RELATED PARTY TRANSACTIONS—Agreement with Mr. Halvorson.”

Communications Between Stockholders and the Board

The company has historically handled communications between stockholders and the board of directors on an ad hoc basis. No formal policy or process for such communications has been adopted by the company as of the date of this Proxy Statement. The company has, however, taken actions to ensure that the views of its stockholders are communicated to the board or one or more of its individual directors, as applicable. The board considers its responsiveness to such communications as timely and exemplary. In order to comply with best practices in this area, however, the Nominating and Corporate Governance Committee will, at a future meeting, give consideration to the adoption of a formal, written process addressing stockholder communications to the board. If such a process is adopted by this committee, it will be made available on the company’s Internet website (www.salem.cc) as soon as reasonably possible thereafter.

Financial Code of Conduct

The company has adopted a Financial Code of Conduct that applies to each director and employee of Salem (including without limitation the company’s Chief Executive Officer, Chief Financial Officer and Controller). This Financial Code of Conduct has been adopted by the board as a “code of ethics” that satisfies applicable SEC requirements and NASDAQ Rules. The Financial Code of Conduct is available on Salem’s Internet website (www.salem.cc) and a copy of the code may be obtained upon written request from the Secretary of the company.

Executive Officers

Set forth below are the executive officers of the company, together with the positions held by those persons as of March 31, 2004. The executive officers are elected annually and serve at the pleasure of the company’s board of directors; however, the company has entered into Employment Agreements with Messrs. Atsinger, Epperson and Evans, which agreements are described under the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION AND OTHER INFORMATION—EMPLOYMENT AGREEMENTS” below.

Name of Executive Officer	Age	Position Held with the Company
Stuart W. Epperson	67	Chairman of the Board
Edward G. Atsinger III	64	President, Chief Executive Officer and Director
Joe D. Davis	60	Executive Vice President of Radio
David A.R. Evans	41	Executive Vice President and Chief Financial Officer
Greg R. Anderson	57	President of Salem Radio Network®
James R. Cumbee	51	President of Non-Broadcast Media
Jonathan L. Block	37	Vice President, General Counsel and Secretary
Evan D. Masyr	32	Vice President of Accounting and Corporate Controller

Set forth below is certain information concerning the business experience during the past five years and other relevant experience of each of the individuals named above (excluding Messrs. Atsinger and Epperson, whose business experience is described in the above section of this Proxy Statement entitled “THE BOARD OF DIRECTORS”).

Mr. Davis has been Salem’s Executive Vice President of Radio since 2003. Prior to that time, Mr. Davis was Executive Vice President, Operations since 2001, Senior Vice President of Salem since 2000, Vice President, Operations of Salem since 1996 and General Manager of WMCA-AM since 1989. He was also the General Manager of WWDJ-AM since 1994. He has previously served as Vice President and Executive Director of the Christian Fund for the Disabled as well as President of Practice Resources, Inc., Davis Eaton Corporation and Vintage Specialty Advertising Company.

Mr. Evans has been Executive Vice President and Chief Financial Officer of Salem since September 2003. From 2000 to 2003, Mr. Evans served as the company’s Senior Vice President and Chief Financial Officer. From 1997 to 2000, Mr. Evans served as Senior Vice President and Managing Director—Europe, Middle East, and Africa of Warner Bros. Consumer Products in London, England. He also served at Warner Bros. Consumer Products in Los Angeles, California, as Senior Vice President—Latin America, International Marketing, Business Development from 1996 to 1997 and Vice President—Worldwide Finance, Operations, and Business Development from 1992 to 1996. From 1990 to 1992, he served as Regional Financial Controller—Europe of Warner Bros. Consumer Products in London, England. Prior to 1990, Mr. Evans was an audit manager with Ernst & Young LLP in Los Angeles, California and worked as a U.K. Chartered Accountant for Ernst & Young LLP in London, England.

Mr. Anderson has been President of Salem Radio Network® since 1996. From 1993 to 1994, Mr. Anderson was the Vice President-General Manager of this network. Mr. Anderson was employed by Multimedia, Inc. from 1980 to 1993. After serving as General Manager at Multimedia stations in Greenville, South Carolina, Shreveport, Louisiana and Milwaukee, Wisconsin, he was named Vice President, Operations, of the Multimedia radio division in 1987 and was subsequently appointed as Executive Vice President and group head of Multimedia’s radio division.

Mr. Cumbee has been the President of Non-Broadcast Media of Salem since January 2000. He was the President of Reach Satellite Network, Inc. in Nashville, Tennessee from 1996 through 1999. Salem purchased all of the shares of stock of Reach Satellite Network, Inc. in March 2000. From 1994 to 1996, he served as Vice President of Disney Vacation Development Company.

Mr. Block has been General Counsel of Salem since May 2000, Vice President since 1999 and Corporate Secretary since 1997. Since August 2000, Mr. Block has been a director of each subsidiary of Salem other than Salem Communications Holding Corporation. From 1995 to 2000, Mr. Block served as Associate General Counsel of Salem.

Mr. Masyr has been Vice President of Accounting and Corporate Controller since January 2003. From February 2000 to December 2002, he served as Controller. From 1993 to February 2000, Mr. Masyr worked for PricewaterhouseCoopers LLP (formerly, Coopers & Lybrand LLP). Mr. Masyr has been a Certified Public Accountant since 1995.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth all compensation paid by the company for 2003, 2002 and 2001 to the company’s Chief Executive Officer and the four highest paid executive officers of the company serving as of December 31, 2003 (the “Named Executive Officers”).

	Year	Annual Compensation				All Other Compensation
Name and Principal Positions		Salary	Bonus		Other Annual Compensation
Edward G. Atsinger III President, Chief Executive Officer and Director	2003 2002 2001	700,000 700,000 513,750	— — 300,000	(2)	— — —	44,016(1) 41,184(1) 35,037(1)

Stuart W. Epperson Chairman of the Board	2003 2002 2001	600,000 600,000 513,750	— — 200,000	(4)	— — —	37,739(3) 34,904(3) 28,762(3)

Joe D. Davis Executive Vice President of Radio	2003 2002 2001	329,215 285,000 251,600	— 32,000 40,000		— — —	3,500(5) 2,700(5) 2,625(5)

David A.R. Evans Executive Vice President and Chief Financial Officer	2003 2002 2001	318,548 277,632 258,796	20,000 47,500 —		— — —	3,000(5) 2,750(5) 2,625(5)

Robert C. Adair(6) Senior Vice President, Operations	2003 2002 2001	308,700 280,000 264,804	— 35,000 —		— —	3,100(5) 2,938(5) 2,625(5)

(1)	Represents imputed income in connection with amounts paid by Salem for split-dollar life insurance covering the lives of Mr. Atsinger and his spouse, such policy owned by Salem as of December 31, 2003. See “RELATED PARTY TRANSACTIONS—Split-Dollar Life Insurance” for further information. For each year, such imputed income represents the interest-free use of the aggregate periodic contributions made by Salem towards premium payments under the split-dollar life insurance arrangements. Salem contributed $66,966, $112,860 and $102,400 in 2003, 2002 and 2001, respectively, towards such premium payments.
(2)	On July 1, 2001, Mr. Atsinger received a signing bonus of $300,000. See “EXECUTIVE COMPENSATION AND OTHER MATTERS—Employment Agreements” below for further information.
(3)	Represents imputed income in connection with amounts paid by Salem for split-dollar life insurance covering the lives of Mr. Epperson and his spouse, such policy owned by Salem as of December 31, 2003. See “RELATED PARTY TRANSACTIONS—Split-Dollar Life Insurance” for further information. For each year, such imputed income represents the interest-free use of the aggregate periodic contributions made by Salem towards premium payments under the split-dollar life insurance arrangements. Salem contributed $66,966, $113,060 and $101,400 in 2003, 2002 and 2001, respectively, towards such premium payments.
(4)	On July 1, 2001, Mr. Epperson received a signing bonus of $200,000. See “EXECUTIVE COMPENSATION AND OTHER MATTERS—Employment Agreements” below for further information.
(5)	Represents employer matching contributions to individuals’ 401(k) accounts.
(6)	Mr. Adair is a Named Executive Officer based upon compensation received during 2003. He is not, however, designated as an executive officer pursuant to Section 16 of the Exchange Act and the regulations promulgated thereunder because he does not perform a policy making function.

Stock Option Grants

The following table sets forth information regarding grants of stock options under the 1999 Stock Incentive Plan by the company during 2003 to the Named Executive Officers.

	Initial Grants					Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Shares of Class A Common Stock Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)		Expiration Date	5%($)	10%($)
Edward G. Atsinger III	—	0.0%	$			$—	$—
Stuart W. Epperson	—	0.0%				—	—
Joe D. Davis	—	0.0%				—	—
David A.R. Evans	6,800	3.0%		16.20	03/24/2008	30,435	67,254
	12,500	5.6%		23.35	09/11/2009	99,265	225,199
	12,500	5.6%		23.35	09/11/2010	118,822	276,907
	12,500	5.6%		23.35	09/11/2011	139,357	333,785
	12,500	5.6%		23.35	09/11/2012	160,919	396,351
	12,500	5.6%		30.00	09/11/2013	100,434	382,049
	12,500	5.6%		30.00	09/11/2014	124,205	457,753
	12,500	5.6%		30.00	09/11/2015	149,166	541,029
	12,500	5.6%		30.00	09/11/2016	175,374	632,632
Robert C. Adair	6,800	3.0%		16.20	03/24/2008	30,435	67,254

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2003, in respect of shares of our Class A common stock that may be issued under the 1999 Stock Incentive Plan, our only existing equity compensation plan. The 1999 Stock Incentive Plan was adopted by our board of directors and approved by our stockholders on May 25, 1999. On March 22, 2004, the company registered an additional 600,000 shares of the company’s Class A common stock for issuance under the plan by filing a Form S-8 registration statement with the SEC pursuant to a March 2003 board approval of an amendment to the 1999 Stock Incentive Plan to reserve such additional shares. This amendment was subsequently approved by a vote of the stockholders at the company’s 2003 annual meeting of stockholders held on June 11, 2003.

	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	745,915	20.54	799,910
Equity compensation plans not approved by security holders	—	—	—

Total:	745,915	20.54	799,910

Employment Agreements

Edward G. Atsinger III and Stuart W. Epperson entered into separate Employment Agreements with Salem effective as of July 1, 2001, pursuant to which Mr. Atsinger serves as President and Chief Executive Officer of Salem and Mr. Epperson serves as Chairman of Salem. The initial employment term under each agreement expires June 30, 2004. The Compensation Committee has begun discussions with Mssrs. Atsinger and Epperson concerning an extension of these Employment Agreements and the company anticipates that extensions of the agreements will be completed before their stated expiration date. If formal extensions are not completed before June 30, 2004, and unless notice is provided to the contrary, each Employment Agreement renews automatically for successive one-year periods thereafter.

Pursuant to the employment agreements, each of Messrs. Atsinger and Epperson will be paid an annual base salary as specified in their respective agreements and an annual bonus determined at the discretion of the board of directors. In addition, on July 1, 2001, Messrs. Atsinger and Epperson received signing bonuses of $300,000 and $200,000, respectively, pursuant to their respective Employment Agreements. Each executive is required to repay a pro rata portion of the signing bonus if his employment is terminated at any time during the initial three-year term of his employment agreement. As of December 31, 2003, the unearned portion of these signing bonuses was $50,000 for Mr. Atsinger and $33,333 for Mr. Epperson.

Effective as of January 1, 2003, the annual base salary payable under their respective Employment Agreements is $700,000 for Mr. Atsinger and $600,000 for Mr. Epperson. The Employment Agreements each provide that, in the event of a termination of employment by Salem without cause (or a constructive termination by Salem) during the initial term of employment, Salem will pay a severance benefit in the form of salary continuation payments for the longer of six months or the remainder of the initial term, plus accrued bonus through the date of termination. Following the initial term of employment, a termination of employment by Salem without cause (or a constructive termination by Salem) or a failure by Salem to renew the initial or any subsequent term of employment for an additional annual term would entitle Messrs. Atsinger and Epperson to three months of severance plus accrued bonus through the date of termination.

Additionally, the Employment Agreements with Messrs. Atsinger and Epperson provide Salem with a right of first refusal on corporate opportunities, which includes acquisitions of radio stations in any market in which Salem is interested, and include a nondisclosure provision which is effective for the term of the Employment Agreements and indefinitely thereafter.

David A.R. Evans entered into an employment agreement with Salem pursuant to which he serves as Executive Vice President and Chief Financial Officer of Salem. Effective as of September 16, 2003, his annual salary is $310,000 and, effective as of September 16, 2004, his annual salary will increase to $330,000. Effective as of September 16, 2005, his annual salary will increase to $350,000. Mr. Evans’ employment agreement expires on September 15, 2006.

401(k) Plan

The company adopted a 401(k) savings plan in 1993 for the purpose of providing, at the option of the employee, retirement benefits to full-time employees of the company and its subsidiaries. Participants are allowed to make non-forfeitable contributions to the savings plan of up to 15% of their annual salary, but may not exceed the annual maximum contribution limitations established by the Internal Revenue Service. The company currently matches 50% on the first 3% of the amounts contributed by each participant and 25% of the next 3% contributed but does not match participants’ contributions in excess of 6% of their compensation per pay period. Prior to January 1, 2004, the company matched 25% of the amounts contributed by each participant but did not match participants’ contributions in excess of 6% of their compensation per pay-period. The company made a contribution of $511,000 to the 401(k) savings plan during 2003.

Compensation Committee Interlocks and Insider Participation

The company’s Compensation Committee consists of Messrs. Hinz (Chairman), Davenport and Riddle. No member is, or formerly was, an officer or employee of the company or any of its subsidiaries and none had any relationship with the company requiring disclosure herein under applicable rules. In addition, to the company’s knowledge, no executive officer or director of Salem has served as a director or a member of the compensation committee of another entity that requires disclosure herein under applicable rules.

Audit Committee Report

The Audit Committee reviews the company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the financial reporting process. The company’s independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted auditing standards and for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent auditors to review and discuss the audited December 31, 2003 financial statements. The Audit Committee also discussed with the independent auditors the matters required by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence from the company and its management. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the company is compatible with the auditors’ independence.

Based upon the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management and the independent auditors, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Richard A. Riddle (Chairman)

Eric H. Halvorson

Donald P. Hodel

The preceding “Audit Committee Report” shall not be deemed soliciting material or to be filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Acts, except to the extent that the company specifically incorporates it by reference into such filing.

Compensation Committee Report

The company’s compensation program is administered by the Compensation Committee, which is comprised of three outside, non-employee directors. Following review and approval by the Compensation Committee, issues pertaining to compensation benefits and severance arrangements for the company’s executive officers and other key employees are submitted to the full board of directors for approval.

The following is the Compensation Committee Report addressing the compensation of the company’s executive officers and other key employees for the 2003 fiscal year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The company’s compensation program is administered by the Compensation Committee, which is comprised of three “independent directors” as determined by the board of directors applying the relevant SEC and NASDAQ Rules. Following review and approval by the Compensation Committee, issues pertaining to compensation benefits and severance arrangements for the company’s executive officers and other key employees are submitted to the full board of directors for approval.

The following is the Compensation Committee Report addressing the compensation of the company’s executive officers and other key employees for the 2003 fiscal year.

Report of the Compensation Committee

The primary function of the Compensation Committee is to oversee Salem’s policies relating to executive compensation. The Compensation Committee’s primary objectives are to attract and retain qualified individuals by providing competitive compensation and to encourage key management employees to conduct the affairs of the company in a manner that will directly benefit the company and its stockholders.

The Compensation Committee’s policy is to establish fair and competitive base salaries for the company’s executive officers and other key employees. In fulfilling this role, the Compensation Committee compares the salaries of Salem’s executive officers and other key employees with the salaries of individuals with similar responsibilities at companies that are considered to be comparable to Salem in terms of assets, market capitalization, revenue and operating cash flow. The Compensation Committee also analyzes the impact of an executive officer’s or other key employee’s individual performance with respect to matters important to the interests of Salem and believes that outstanding performance merits increases in base salary, bonus consideration and stock-based incentives. The Compensation Committee believes that a direct relationship between an executive officer’s or other key employee’s compensation and that individual’s contribution to the company’s interests best serves the company’s stockholders.

Accordingly, the following principles are inherent in all of the Compensation Committee’s considerations regarding compensation for executive officers and other key employees:

1.	In order to attract and retain highly qualified and experienced personnel necessary to fulfill the objectives of the company, Salem must offer competitive compensation, including a competitive base salary, cash bonus incentives and stock-based incentives;

2.	Cash compensation in excess of the employee’s base salary should be tied to the individual’s performance, the performance of the business unit for which the employee is responsible and the overall performance of the company; and

3.	The financial interests of the executive officers and key employees of the company should be closely aligned with the financial interests of the company’s stockholders.

In 2003, the two primary forms of compensation paid or awarded to Salem’s executive officers and key employees were salary and stock options. The base salaries for the Chairman and Chief Executive Officer in 2003 were provided for in their respective Employment Agreements with Salem. The Chairman’s base salary for 2003 was $600,000. The Chief Executive Officer’s base salary for 2003 was $700,000. Salary for all other executive officers and key employees is reviewed periodically and adjusted as warranted in accordance with the company’s principles regarding executive compensation outlined above.

In 2001, the Compensation Committee renewed the Employment Agreements with the Chairman and Chief Executive Officer following the principles set forth above. Effective January 1, 2002, through June 30, 2004, the annual compensation of the Chairman was set at $600,000 and the annual compensation of the Chief Executive Officer was set at $700,000.

In addition, the Chairman and Chief Executive Officer were paid signing bonuses of $200,000 and $300,000, respectively, upon the signing of their Employment Agreements. The signing bonuses are refundable to the company on a pro rata basis should the Chairman or Chief Executive Officer terminate their employment prior to July 2004.

All additional cash compensation paid to executive officers (other than our Chairman and Chief Executive Officer) and other key employees in 2003 was tied to the performance of the individual, the business unit for which they were responsible and the company. Bonuses to the company’s Chairman and Chief Executive Officer are determined by the Compensation Committee and are based, in part, upon the performance of the company as well as the individual performance of these officers.

In 2003, no cash bonuses were paid to Salem’s executive officers and other key employees for company performance during 2002. Our Chief Executive Officer was paid a cash bonus of $257,558 in March 2004 that, while paid in 2004, rewarded his performance in 2003. Our Chairman was paid a cash bonus of $185,442 in March 2004 that, while paid in 2004, rewarded his performance in 2003.

The Compensation Committee believes that ownership of the company’s stock by key management more closely aligns the interests of key members of management to that of stockholders. In 2003, to further provide incentives to key employees, stock options were granted to certain key members of management as more specifically described in the section of this Proxy Statement entitled “Stock Option Grants.” In addition to the 2003 option grants, in March 2004, the company granted options for the purchase of Class A common stock as compensation for management’s performance during 2003 as follows: Edward G. Atsinger, III, 24,850 options, Stuart Epperson, 17,892 options, Joe D. Davis, 1,025 options, and David A.R. Evans, 359 options. These options have an exercise price equal to or exceeding the fair market price of the Class A common stock on the date of the grant and vest immediately.

The majority of the remaining stock options granted to executive officers and other key employees in 2003 vest over four years and have an exercise price per share equal to or exceeding the fair market price of the Class A common stock at the time that the stock option was granted. This approach is designed to increase stockholder value over a long term, since the full benefit of the compensation package cannot be realized unless the stock price appreciation occurs over a number of years.

The Internal Revenue Code (“IRC”) contains a provision that limits the tax deductibility of certain compensation paid to certain executive officers and disallows the deductibility of certain compensation in excess of $1,000,000 per year unless the compensation is considered “performance-based” pursuant to the rules established in the IRC. Salem’s policies and practices generally ensure the maximum deduction possible under the IRC; however, the company reserves the right to forego any and all of the tax deduction if it is believed to be in the best overall interest of Salem and its stockholders.

COMPENSATION COMMITTEE

Roland S. Hinz (Chairman)

David Davenport

Richard A. Riddle

The preceding “Compensation Committee Report on Executive Compensation” addresses the company’s practices for fiscal year 2003 as they affected the company’s Chief Executive Officer and its other executive officers, including the Named Executive Officers in this Proxy Statement. This report shall not be deemed soliciting material or to be filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent the company specifically incorporates it by reference into such filing.

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return of the company’s Class A common stock with the cumulative total return of the NASDAQ—NMS equity index and the Bloomberg Broadcast and Cable Radio Index since July 1, 1999, when the company’s Class A common stock was first registered under the Exchange Act, through December 31, 2003. The company’s Class B common stock is not publicly traded and is not registered. The graph assumes that the value of an investment in the company’s Class A common stock and each index was $100 on July 1, 1999, and that any dividends were reinvested. No cash dividends have been declared on the company’s Class A common stock since the initial public offering. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(1)	Salem’s Class A common stock returns were calculated based on the closing sales prices per share of the Class A common stock as follows: 7/1/99 (initial trading day), $25.50; 12/31/99, $22.63; 6/30/00, $9.28; 12/31/00, $14.94; 6/30/01, $21.88; 12/31/01, $23.00; 6/30/02, $24.87; 12/31/02, $24.97; 6/30/03, $20.23; 12/31/03, $27.12. The $22.50 per share initial public offering price of the company’s Class A common stock was not used in calculating the Salem graph points.

For purposes of this Proxy Statement, and until otherwise noted in the company’s subsequent Proxy Statements, the company is using the Bloomberg Broadcast and Cable Radio Index as its comparative index for purposes of the stock price performance graph above. The reason for this change from the prior year’s Proxy Statement is that the Paul Kagan Associates, Inc. Radio Station Average Index is no longer published.

The stock price performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act and shall not otherwise be deemed filed or furnished under such Acts, except to the extent that the company specifically incorporates this information by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the company’s Class A common stock and Class B common stock as of March 31, 2004, by (i) each person believed by the company to be the beneficial owner of more than 5% of either class of the outstanding Class A common stock or Class B common stock, (ii) each director, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers as a group. All information with respect to beneficial ownership is based on filings made by the respective beneficial owners with the SEC or information provided to the company by the beneficial owners.

	Class A Common Stock			Class B Common Stock			Percent of Votes of All Classes of Common Stock(2)
Name and Address(1)	Number		% Vote(2)	Number		% Vote(2)
Stuart W. Epperson	4,336,533	(3)	24.12%	2,776,848	(4)	50.00%	43.67%
Nancy A. Epperson	3,080,621	(3)	17.13%	2,776,848	(4)	50.00%	41.96%
Edward G. Atsinger III	4,585,380	(5)	25.50%	2,776,848	(5)	50.00%	44.01%
Edward C. Atsinger	1,178,078	(6)	6.55%	—		—	1.60%
Robert C. Adair	22,800	(7)	*	—		—	*
David Davenport	4,550	(8)	*	—		—	*
Joe D. Davis	19,525	(9)	*	—		—	*
David A.R. Evans	38,234	(10)	*	—		—	*
Eric H. Halvorson	16,500	(11)	*	—		—	*
Roland S. Hinz	108,527	(12)	*	—		—	*
Donald P. Hodel	9,000	(13)	*	—		—	*
Judge Paul Pressler	2,500	(14)	*	—		—	*
Richard A. Riddle	64,667	(15)	*	—		—	*
FMR Corp.	1,253,659	(16)	6.97%	—		—	1.71%
82 Devonshire Street Boston, MA 02109
Westport Asset Management	1,302,725	(17)	7.25%	—		—	1.77%
253 Riverside Ave. Westport, CT 06880
Columbia Wanger Asset Management, L.P. 227 West Monroe St., Suite 3000 Chicago, IL 60606	1,902,600	(18)	10.58%	—		—	2.59%
All directors and executive officers as a group (14 persons)	9,250,061		51.45%	5,553,696		100%	88.13%

*	Less than 1%.
(1)	Except as otherwise indicated, the address for each person is c/o Salem Communications Corporation, 4880 Santa Rosa Road, Camarillo, California 93012. Calculated pursuant to Rule 13d-3(d)(1) under the Exchange Act, shares of Class A common stock not outstanding that are subject to options exercisable by the holder thereof within 60 days of March 31, 2004, are deemed outstanding for the purposes of calculating the number and percentage ownership by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.
(2)	Percentage voting power is based upon 17,979,592 shares of Class A common stock and 5,553,696 shares of Class B common stock all of which were outstanding as of March 31, 2004, and the general voting power of one vote for each share of Class A common stock and ten votes for each share of Class B common stock.
(3)

Includes shares of Class A common stock held by a trust of which Mr. Epperson is trustee and shares held directly by Mr. Epperson. As husband and wife, Mr. and Mrs. Epperson are each deemed to be the beneficial owner of shares held by the other and, therefore, their combined beneficial ownership is shown in the table. Includes 28,392 shares of Class A common stock subject to options that are exercisable within 60 days.
(4)	Includes shares of Class B common stock held by a trust of which Mr. and Mrs. Epperson are trustees.
(5)	These shares of Class A common stock and Class B common stock are held by trusts of which Mr. Atsinger is trustee. Includes 39,850 shares of Class A common stock subject to options that are exercisable within 60 days.
(6)	Includes 1,175,078 shares of Class A common stock held in a trust for the benefit of Edward C. Atsinger, who is Edward G. Atsinger III’s son. Edward G. Atsinger III is the trustee of the trust and these shares are included in the shares beneficially owned by Edward G. Atsinger III as reflected in this table. Also includes 3,000 shares of Class A common stock held by Edward C. Atsinger, individually, which shares are not included in the shares beneficially owned by Edward G. Atsinger III as reflected in this table.
(7)	Includes 22,800 shares of Class A common stock subject to options that are exercisable within 60 days.
(8)	Includes 4,550 shares of Class A common stock subject to options that are exercisable within 60 days.
(9)	Includes 16,025 shares of Class A common stock subject to options that are exercisable within 60 days.
(10)	Includes 2,450 shares of Class A common stock held by a trust for which Mr. Evans is trustee, 600 shares held in custody his minor daughter and 2,750 shares held by Mr. Evan’s spouse as a joint tenant with Mr. Evans’ father-in-law. Mr. Evans disclaims beneficial ownership of all of the 2,750 shares of Class A common stock beneficially owned by his spouse. Includes 32,434 shares of Class A common stock subject to options that are exercisable within 60 days.
11)	These shares of Class A common stock are held by trusts for which Mr. Halvorson and his wife are trustees. Includes 14,000 shares of Class A common stock subject to options that are exercisable within 60 days.
(12)	Includes 1,411 shares held by his wife and 444 shares held by his son. Mr. Hinz disclaims beneficial ownership of shares of Class A common stock held by his wife and his son. Includes 11,000 shares of Class A common stock subject to options that are exercisable within 60 days.
(13)	Includes 9,000 shares of Class A common stock subject to options that are exercisable within 60 days.
(14)	Includes 2,500 shares of Class A common stock subject to options that are exercisable within 60 days.
(15)	Includes 44,778 shares of Class A common stock held by a trust for which Mr. Riddle is trustee. Includes 11,000 shares of Class A common stock subject to options that are exercisable within 60 days.
(16)	This information is based on a Schedule 13G filed by FMR Corp. (“FMRC”), Edward C. Johnson 3d (“ECJ”), Abigail P. Johnson (“APJ” and, together with ECJ and FMRC, “FMR”), with the SEC on February 17, 2004. FMR reported that as of such date it was the beneficial owner of 1,253,659 shares of our issued and outstanding Class A common stock. FMR reported that it has sole voting power with respect to 311,504 shares and sole dispositive power with respect to 1,253,659 shares.
(17)	This information is based on a Schedule 13G/A filed by Westport Asset Management, Inc. (and certain affiliates hereafter described) with the SEC on February 13, 2004. Westport Asset Management, Inc. reported that as of such date it was the beneficial owner of 1,302,725 shares of our issued and outstanding Class A common stock which were acquired on behalf of Westport Asset Management, Inc.’s discretionary clients, including Westport Advisors, LLC. Westport Asset Management, Inc. reported that it has sole voting power with respect to 596,925 shares, shared voting power with respect to 560,800 shares, sole dispositive power with respect to 596,925 shares and shared dispositive power with respect to 705,800 shares.
(18)	This information is based on the Schedule 13G/A filed by Columbia Wanger Asset Management, L.P. (“CWAM”), WAM Acquisition GP, Inc. (“WAM GP”), and Columbia Acorn Trust (“Acorn” and, together with CWAM and WAM GP, “Columbia”), with the SEC on February 12, 2004. Columbia reported that it has shared voting and shared dispositive power with respect to 1,902,600 shares.

RELATED PARTY TRANSACTIONS

Leases with Principal Stockholders

As of March 2004, the company leases the studios and tower and antenna sites described in the table below from Messrs. Atsinger and Epperson or trusts and partnerships created for the benefit of Messrs. Atsinger and Epperson and their families. All such leases have cost of living adjustments. Based upon management’s assessment and analysis of local market conditions for comparable properties, the company believes that such leases do not have terms that vary materially from those that would have been available from unaffiliated parties.

Market	Station Call Letters	Facilities Leased	Current Annual Rental		Expiration Date(1)
Leases with both Messrs. Atsinger and Epperson:
Los Angeles, CA	KRLH-AM	Office/Studios		$24,000	2011
Chicago, IL	WZFS-FM	Antenna/Tower		$134,652	2009
San Francisco, CA	KFAX-AM	Antenna/Tower		$159,984	2008
Philadelphia, PA	WFIL-AM/ WZZD-AM	Antenna/Tower/Studios		$123,120	2009
Houston-Galveston, TX	KKHT-AM/ KTEK-AM	Antenna/Tower Antenna/Tower	$ $	35,352 18,444	2005 2008
Seattle-Tacoma, WA	KGNW-AM/ KLFE-AM	Antenna/Tower Antenna/Tower	$ $	40,020 29,088	2007 2009
Minneapolis-St. Paul, MN	KKMS-AM/ KYCR-AM	Antenna/Tower/Studios		$148,392	2006
Pittsburgh, PA	WORD-FM	Antenna/Tower		$29,820	2008
Denver-Boulder, CO	KRKS-AM/ KNUS-AM	Antenna/Tower Antenna/Tower	$ $	62,868 20,664	2009 2006
Portland, OR	KPDQ-AM/FM	Office/Studios Antenna/Tower	$ $	67,728 15,396	2007 2007	(2)
Cincinnati, OH	WTSJ-AM	Antenna/Tower		$13,368	2008
Sacramento, CA	KFIA-AM	Antenna/Tower		$90,636	2006
San Antonio, TX	KSLR-AM	Antenna/Tower Antenna/Tower	$ $	34,730 9,432	2007 2009
Phoenix, AZ	KPXQ-AM	Antenna/Tower		$37,010	2009

				$1,094,704
Lease with Mr. Atsinger:
San Diego, CA	KPRZ-AM	Antenna/Tower		$120,000	2013

				$1,214,704

(1)	The expiration date reported for certain facilities represents the expiration date assuming that Salem does not exercise lease term extensions at Salem’s option.
(2)	On December 23, 2003, this lease agreement was terminated by mutual agreement of the parties effective as of February 1, 2004. The early termination was made in order to increase operating efficiencies for the company in the Portland market by consolidating two offices into a single location. The company delivered possession to of certain furniture, fixtures and equipment at this location, with a book value of approximately $237,261, to Mssrs. Atsinger and Epperson as consideration for the early lease termination.

Rental expense paid by the company to Messrs. Atsinger and Epperson or trusts or partnerships created for the benefit of their families for 2003 amounted to approximately $1.1 million. Rental expense paid by the company to Mr. Atsinger or trusts created for the benefit of his family for 2003 amounted to approximately $126,000.

Radio Stations Owned by the Eppersons

Nancy A. Epperson, the wife of the Chairman of the Board, Stuart W. Epperson, has personally acquired four radio stations in the Norfolk-Virginia Beach-Newport News, Virginia market. Additionally, Mr. Epperson’s son, Stuart W. Epperson, Jr., has acquired certain radio stations in the Greensboro-Winston-Salem, North Carolina market. These Virginia and North Carolina markets are not currently served by stations owned and operated by the company. Acquisitions in such markets are not part of the company’s current business and acquisition strategies. Under his employment agreement, Mr. Epperson is required to offer the company a right of first refusal of opportunities related to the company’s business.

Radio Stations Owned by Mr. Hinz

In 2003, Mr. Hinz, a director of the company, though entities controlled by him, acquired the license to KSDO-AM (San Diego, CA) and is the operator of this radio station. This station is formatted with Christian teaching and talk programming in Spanish language. Operating radio stations with such programming in the markets reached by such stations is not part of the company’s current business strategy.

Professional Services

Salem periodically provides professional and consulting services to, and receives cash consideration from, Salem Broadcasting Company (“SBC”) for these services. SBC is owned directly by Stuart W. Epperson and Edward G. Atsinger III. In 2003, the company did not bill SBC anything and did not provide any services to SBC.

Focus on the Family and Mr. Hodel

Effective May 15, 2003, Mr. Hodel, a director of the company, became President and Chief Executive Officer of Focus on the Family, a non-profit organization that is a substantial customer of the company. During 2003, the company was paid approximately $3.3 million by Focus on the Family for airtime.

Truth For Life and Mssrs. Atsinger and Hinz

Mssrs. Atsinger and Hinz are members of the board of directors of Truth For Life, a non-profit organization that is a substantial customer of the company. During 2003, the company was paid approximately $1.1 million by Truth For Life for airtime.

Transportation Services Supplied by Atsinger Aviation

From time to time, Salem rents an airplane and a helicopter from Atsinger Aviation LLC, which is owned by Edward G. Atsinger III. As approved by the independent members of Salem’s board of directors, Salem rents these aircraft on an hourly basis at below-market rates and uses them for general corporate needs. In 2003, the company paid $277,000 to Atsinger Aviation for airplane and helicopter rental.

Split-Dollar Life Insurance

In 1997, the company purchased split-dollar life insurance policies for its Chairman and Chief Executive Officer. The premiums were $204,000, $226,000 and $134,000 for the years ended December 31, 2001, 2002 and 2003, respectively. The amounts paid by the company, which will be repaid by the beneficiaries of the insurance policies, have been reserved completely. On December 31, 2003, the Chairman and Chief Executive Officer transferred ownership of these insurance policies to the company with the company retaining the right to recover all amounts paid by the company under said policies and the Chairman and Chief Executive Officer designating beneficiaries for the remainder of the policy proceeds.

Agreement with Mr. Halvorson

On July 1, 2001, Eric H. Halvorson entered into a consulting agreement with Salem whereby he provided legal and other consulting services to Salem and was compensated on an hourly basis. In 2003, Mr. Halvorson did not perform any consulting services for the company. This agreement was terminated by the mutual agreement of the parties in June 2003.

Employment of Edward C. Atsinger

Edward C. Atsinger, son of Edward G. Atsinger, III and beneficial owner of approximately 6.55% of our Class A common stock, is employed in the capacity of Producer. In 2003, he was paid $75,129 for his services.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders of the company will be asked to vote on the election of eight directors. Two nominees are nominated as “Independent Directors” and shall be elected by the holders of Class A common stock as a class, exclusive of all of the holders of Class B common stock. Donald P. Hodel and David Davenport have been nominated as the Independent Directors. The nominees receiving the highest number of votes of shares entitled to vote for such directors at the Annual Meeting will be elected directors of the company. To fill these board positions, unless indicated to the contrary, the enclosed proxy will be voted FOR the nominees listed below, as listed on the enclosed proxy card for whom the stockholder is entitled to vote. All directors elected at the Annual Meeting will be elected to one-year terms and will serve until the annual meeting of stockholders to be held in the year 2004 or until their respective successors have been duly elected and qualified.

Set forth below are the names of persons nominated by the company’s board of directors for election as directors at the Annual Meeting. Your proxy, unless otherwise indicated, will be voted FOR each of the directors for whom you are entitled to vote, that is, as a Class A common stock holder FOR Messrs. Epperson, Atsinger, Davenport, Halvorson, Hinz, Hodel, Pressler and Riddle; and as a Class B common stock holder FOR Messrs. Epperson, Atsinger, Halvorson, Hinz, Pressler and Riddle. For a description of the nominees’ principal occupation and business experience during the last five years and present directorships, please see the section of this Proxy Statement entitled “THE BOARD OF DIRECTORS,” above.

The company has been advised by each nominee named in this Proxy Statement that he is willing to be named as such herein and is willing to serve as a director if elected. However, if any of the nominees should be unable to serve as a director, the enclosed proxy will be voted in favor of the remainder of those nominees not opposed by the stockholder on such proxy and may be voted for a substitute nominee selected by the board of directors.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting, at which a quorum representing a majority of the voting power of all outstanding shares of Class A common stock and Class B common stock is present and entitled to vote, is required to approve Proposal 1. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1.

THE COMPANY’S RELATIONSHIP WITH ITS INDEPENDENT PUBLIC ACCOUNTANTS

Principal Accountant Fees and Services

The following table summarizes the fees billed by the company’s independent auditors, Ernst & Young LLP, for professional services rendered during fiscal year 2003 and fiscal year 2002:

	Fees Paid During Year Ended
	December 31, 2003	December 31, 2002
Audit Fees (1)	$325,500	$347,000
Audit-Related Fees (2)	8,500	3,000
Tax Fees (3)	7,500	11,000
All Other Fees	0	0

Total Fees For Services (4)	$341,500	$361,000

(1)	Annual audit fees are the fees billed for professional services rendered for the audit of the company’s annual financial statements and reviews of quarterly financial statements. This category also includes fees for statutory audits, comfort letters, consents, assistance with and review of documents filed with the SEC, attest services, work done by tax professionals in connection with the audit or quarterly reviews, and accounting consultations and research work necessary to comply with generally accepted auditing standards.

(2)	Audit-related fees are the fees billed for due diligence related to mergers and acquisitions, internal control reviews and attest services not required by statute or regulation. The audit-related fees billed in 2003 primarily consisted of accounting consultation services and general research. The audit-related fees billed in 2002 primarily consisted of professional services rendered in connection with the company’s interest rate swap agreements.
(3)	Tax fees are the fees billed for professional services rendered for tax compliance, tax advice and tax planning, except those provided in connection with the audit or quarterly reviews.
(4)	None of the fees listed in the able above were approved by the Audit Committee in reliance on a waiver from pre-approval under paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Audit Committee’s Pre-Approval Policies and Procedures

In accordance with the Audit Committee’s pre-approval polices and procedures and the requirements of applicable law, all services to be provided by Ernst & Young LLP are pre-approved by the Audit Committee. Pre-approval includes audit services, audit-related services and other permissible non-audit services. Pre-approval is generally provided by the full Audit Committee for up to a year and is detailed as to the particular defined tasks or scope of work and is subject to a specific budget. In some cases, the Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve additional services, and any such pre-approvals granted by the Chairman must then be communicated to the full Audit Committee at or prior to the next scheduled Audit Committee meeting. When assessing whether it is appropriate to engage the independent auditors to perform a service, the Audit Committee considers, among other things, whether such services are consistent with the auditor’s independence and whether such services constitute prohibited non-audit functions under Section 201 of the Sarbanes-Oxley Act of 2002. The Audit Committee considered the provision of the services listed in the table above by Ernst & Young LLP and determined that the provision of such services was compatible with maintaining the independence of Ernst & Young LLP.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The company’s board of directors has selected Ernst & Young LLP to serve as its independent auditors for the fiscal year ending December 31, 2004. Ernst & Young has served as the company’s independent auditor since 1991. A representative of Ernst & Young is expected to attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Reasons for the Proposal

Selection of the company’s independent auditors is not required to be submitted for stockholder approval. Nonetheless, the board of directors is seeking ratification of its selection of Ernst & Young LLP as a matter of further involving the company’s stockholders in its corporate affairs. If the stockholders do not ratify this selection, management and the board of directors will reconsider its selection of Ernst & Young LLP and will either continue to retain this firm or appoint new auditors upon recommendation of the Audit Committee. Even if the selection is ratified, the Audit Committee or our board of directors, in their discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the company and its stockholders.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting, at which a quorum representing a majority of the voting power of all outstanding shares of Class A common stock and Class B common stock is present and entitled to vote, is required to approve Proposal 2. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2.

STOCKHOLDERS’ PROPOSALS FOR 2005 PROXY STATEMENT

Any stockholder of the company wishing to have a proposal considered for inclusion in the company’s proxy solicitation materials relating to the company’s 2005 annual meeting of stockholders must, in addition to other applicable requirements, give notice of such proposal in writing to the Secretary of the company at its principal executive offices and such notice must be received on or before December 31, 2004. The proposal may be included in next year’s Proxy Statement if it complies with certain rules and regulations promulgated by the SEC. The board of directors will review proposals from eligible stockholders which it receives by December 31, 2004, and will determine whether any such proposal will be included in its 2005 proxy solicitation materials.

OTHER MATTERS

At the time of preparation of this Proxy Statement, the board of directors of the company was not aware of any other matters to be brought before the Annual Meeting. No eligible stockholder had submitted notice of any proposal 90 days before the date of the Annual Meeting. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

Any eligible stockholder of the company wishing to have a proposal considered for inclusion in the company’s 2005 proxy solicitation materials, including director nominations, must set forth such proposal in writing and file it with the company’s Secretary on or before December 27, 2004. The board will review new proposals from eligible stockholders if they are received by December 27, 2004, and will determine whether such proposals will be included in the company’s 2005 proxy solicitation materials. Proposals must be submitted in accordance with the company’s Bylaws and comply with SEC regulations promulgated pursuant to Rule 14a-8 of the Exchange Act.

If a stockholder desires to have a proposal presented at the company’s annual meeting of stockholders in 2005 and the proposal is not intended to be included in the company’s related 2005 proxy solicitation materials, the stockholder must give advance notice to the company in accordance with the company’s Bylaws. Pursuant to the company’s Bylaws, only such business shall be conducted, and only such proposals shall be acted upon at an annual meeting of stockholders as are properly brought before the meeting. For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must first be given to the Secretary. To be timely, a stockholder’s written notice must be delivered to the Secretary at the company’s principal executive offices not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, then notice of the stockholder proposal must be delivered to the Secretary not earlier than the 120th day nor later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. If such proposal is for a nominee for director, such stockholder’s notice must set forth with respect to such director nominee all of the information relating to such person that is required to be disclosed in solicitations for elections of directors under the rules of the SEC; for any stockholder proposal, the notice must comply with Section 2.2 of Article II of the company’s Bylaws (a copy of which is available upon request to the Secretary of the company), which section requires that the notice contain a brief description of such proposal and the reasons for conducting such business at the annual meeting, the name and address, as they appear on the company’s books, of the stockholder making such proposal, the number of shares of Class A common stock and Class B common stock beneficially owned by such stockholder and any material interest of such stockholder in such proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder and requirements of the NASD, officers and directors of the company and persons who beneficially own more than 10% of the common stock of the company are required to (i) file with the SEC and the NASD, and (ii) furnish to the company reports of ownership and change in ownership with respect to all equity securities of the company.

Based solely on its review of the copies of such reports received by it during or with respect to the year ended December 31, 2003, and/or written representations from such reporting persons, the company believes that its officers, directors and more than ten-percent stockholders complied with all Section 16(a) filing requirements applicable to such individuals, except as follows: (i) Roger Kemp inadvertently failed to timely report his initial acquisition of shares and stock options on Form 3 relating to transactions which occurred on September 12, 2001 (these transactions were reported on Mr. Kemp’s Form 3 filed by Mr. Kemp on March 31, 2003), (ii) Russell Hauth inadvertently failed to timely report a stock option exercise on Form 4 which occurred on August 27, 2003 (the Form 4 for this transaction was filed by Mr. Hauth on September 3, 2003), (iii) Edward G. Atsinger inadvertently failed to report on Form 4 a transfer of certain shares of Class A common stock and Class B common stock of the company from one trust to a newly established trust which occurred on July 20 and 21, 2003 (the Form 4 for this transaction was filed by Mr. Atsinger on March 16, 2004), (iv) Stuart W. Epperson inadvertently failed to report on Form 4 a transfer of certain shares of Class A common stock and Class B common stock of the company to a newly established trust which occurred on July 20 and 21, 2003 (the Form 4 for this transaction was filed by Mr. Epperson on February 17, 2004), and (v) Stuart W. Epperson inadvertently failed to report eleven gift transactions of Class A common stock to custodial accounts established for the benefit of each of his grandchildren, which transactions occurred on December 31, 2003 (the Form 4 for these transactions was filed by Mr. Epperson on February 24, 2004). Salem believes that each of the above transactions is exempt from Section 16(b) pursuant to Rule 16b-5 of the Securities Exchange Act of 1934.

ANNUAL REPORT ON FORM 10-K

The company’s Annual Report to Stockholders for the year ended December 31, 2003, including audited financial statements, is being mailed to stockholders along with these proxy materials, but such Annual Report is not incorporated herein and is not deemed to be a part of this Proxy Statement. The company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC (without exhibits) is available to stockholders via the company’s Internet website (www.salem.cc) or without charge upon written request to the company. Exhibits to the Annual Report on Form 10-K may be obtained from the company upon payment of the company’s reasonable expenses to furnish such exhibits. To obtain any of these materials, contact Jonathan L. Block, Salem Communications Corporation, 4880 Santa Rosa Road, Camarillo, California 93012.

By order of the board of directors

JONATHAN L. BLOCK

Secretary

Camarillo, California

April 26, 2004

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

If you have any questions, or have any difficulty voting your shares, please telephone Jonathan L. Block of Salem at (805) 987-0400.

SALEM COMMUNICATIONS CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 10, 2004

Solicited on Behalf of the Board of Directors

The undersigned hereby authorizes Edward G. Atsinger III and Jonathan L. Block, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Class B common stock of Salem Communications Corporation (“Salem”), held of record by the undersigned, at the Annual Meeting of Stockholders of Salem to be held at the Hyatt Westlake Plaza, 880 South Westlake Blvd., Westlake Village, California 91361, on Thursday, June 10, 2004, at 9:30 a.m. local time, and any adjournment(s) or postponement(s) thereof, as indicated on the reverse side hereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated, in each case, April 26, 2004. All other proxies heretofore given by the undersigned to vote shares of Salem’s Class B common stock are expressly revoked.

The shares represented by this proxy will be voted as described on the reverse hereof by the stockholder. If not otherwise directed, this proxy will be voted FOR the election as directors of all nominees nominated in Item 1 for which the stockholder is entitled to vote and FOR the ratification of Ernst & Young LLP as Salem’s auditor in Item 2.

Address Change:

I plan to attend the x Annual Meeting.

SALEM COMMUNICATIONS CORPORATION P.O. BOX 11213 NEW YORK, N.Y. 10203-0213

To change your address, x please mark this box and insert your new address in the space provided on the left side of this card.

To include any comments, x please mark this box.

(Continued, and to be signed and dated on the reverse side.)

DETACH PROXY CARD HERE

Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.

x

Votes MUST be indicated (x) in black or blue ink.

The Board of Directors recommends a vote “FOR” all proposals.

1. To elect six (6) members to the Board of Directors of Salem:

FOR all nominees x listed below for whom stockholder is entitled to vote. [_]

WITHHOLD AUTHORITY x to vote for all nominees listed below for whom stockholder is entitled to vote. [_]

*EXCEPTIONS [_]

FOR AGAINST ABSTAIN

[_] [_] [_]

2. Ratification of the selection of Ernst & Young LLP as x x x Salem’s independent auditors for the fiscal year ending December 31, 2004.

At their discretion, the proxies are authorized to consider x and vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Nominees: Stuart W. Epperson Edward G. Atsinger III Eric H. Halvorson Roland S. Hinz Paul Pressler Richard A. Riddle

The holders of Salem’s Class A common stock are entitled to vote on the election of the two additional nominees as independent directors, Messrs. Davenport and Hodel.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

S C A N L I N E

Please sign exactly as your name appears hereon. When signing in a representative capacity, please give full title.

Date Share Owner sign here Co-Owner sign here

4595

? DETACH PROXY CARD HERE ?

Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.

x

Votes MUST be indicated (x) in black or blue ink.

The Board of Directors recommends a vote “FOR” all proposals.

1. To elect six (6) members to the Board of Directors of Salem:

FOR all nominees listed below for whom stockholder is entitled to vote.†

WITHHOLD AUTHORITY to vote for all nominees listed below for whom stockholder is entitled to vote.†

*EXCEPTIONS

Nominees: Stuart W. Epperson Edward G. Atsinger III Eric H. Halvorson

Roland S. Hinz Paul Pressler Richard A. Riddle

The holders of Salem’s Class A common stock are entitled to vote on the election of the two additional nominees as independent directors, Messrs. Davenport and Hodel.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

FOR AGAINST ABSTAIN

2. Ratification of the selection of Ernst & Young LLP as x x x

Salem’s independent auditors for the fiscal year

ending December 31, 2004.

At their discretion, the proxies are authorized to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

S C A N L I N E

Please sign exactly as your name appears hereon. When signing in a representative capacity, please give full title.

Date Share Owner sign here Co-Owner sign here

4595

SALEM COMMUNICATIONS CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 10, 2004

Solicited on Behalf of the Board of Directors

The undersigned hereby authorizes Edward G. Atsinger III and Jonathan L. Block, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Class B common stock of Salem Communications Corporation (“Salem”), held of record by the undersigned, at the Annual Meeting of Stockholders of Salem to be held at the Hyatt Westlake Plaza, 880 South Westlake Blvd., Westlake Village, California 91361, on Thursday, June 10, 2004, at 9:30 a.m. local time, and any adjournment(s) or postponement(s) thereof, as indicated on the reverse side hereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated, in each case, April 26, 2004. All other proxies heretofore given by the undersigned to vote shares of Salem’s Class B common stock are expressly revoked.

The shares represented by this proxy will be voted as described on the reverse hereof by the stockholder. If not otherwise directed, this proxy will be voted FOR the election as directors of all nominees nominated in Item 1 for which the stockholder is entitled to vote and FOR the ratification of Ernst & Young LLP as Salem’s auditor in Item 2.

I plan to attend the x

Annual Meeting.

Address Change:

SALEM COMMUNICATIONS CORPORATION

P.O. BOX 11213

NEW YORK, N.Y. 10203-0213 To change your address,

x

please mark this box and

insert your new address

in the space provided on

the left side of this card.

(Continued, and to be signed and dated on the reverse side.)

To include any comments, x

please mark this box.